Exhibit 99.01

KANA Software Reports Third Quarter 2006 Financial Results

Company Positioned for Growth and Profitability, Continued Leadership in the Multi-Channel Customer Service Market

MENLO PARK, Calif. – October 31, 2006, KANA Software, Inc. (Pinksheets: KANA.PK), a world leader in multi-channel customer service, today announced financial results for the third quarter ended September 30, 2006.

KANA’s total revenues for the quarter ended September 30, 2006 were $13.1 million, including license revenues of $4.4 million. This represents increases of 20% in total revenues and 174% in license revenues over the third quarter of 2005. The Company ended the quarter with unrestricted cash of $4.6 million on September 30, 2006, up from $1.6 million at the end of the prior quarter.

KANA’s total revenues for the nine months ended September 30, 2006 were $39.1 million, including license revenues of $13.1 million. This represents increases of 23% in total revenues and 139% in license revenue over the nine months ended September 30, 2005.

The Company reported a net loss in accordance with generally accepted accounting principles in the United States (GAAP) of $582,000, or a loss of $0.02 per share, for the quarter ended September 30, 2006 versus a GAAP net loss of $1.3 million, or a loss of $0.04 per share, for the quarter ended September 30, 2005. The Company reported a GAAP net loss of $2.0 million, or a loss of $0.06 per share, for the nine months ended September 30, 2006 versus a GAAP net loss of $16.9 million, or a loss of $0.57 per share, for the nine months ended September 30, 2005. KANA’s third quarter 2006 non-GAAP net profit of $1.2 million, or $0.03 per diluted share, was calculated by adjusting KANA’s GAAP net loss by adding back two non-cash accounting charges in stock based compensation expense measured in accordance with SFAS 123R and the value of the final registration rights penalty which was paid in common stock.

KANA’s nine month 2006 non-GAAP net profit of $3.3 million, or $0.09 per diluted share, was calculated by adjusting the Company’s GAAP net loss by adding back three non-cash accounting charges—stock-based compensation expense measured in accordance with SFAS 123R plus the value of a registration rights penalty paid in common stock and warrant liability expense (both of the non-cash expenses are related to missing the registration dates from the two common stock PIPEs in 2005).

“We are pleased with our third quarter results, as they reflect the significant demand KANA is experiencing for its multi-channel customer service solutions,” said Michael Fields, chief executive officer of KANA. “With a series of new hires and promotions, including the creation of a financial services vertical sales team and continued technical innovation with the release of the KANA Suite 9, we continue to execute on our mission of developing the best people and technology in the industry. With strong orders in the quarter coupled with the sales pipeline and opportunities with our partners, the Company is well positioned for profitability and continued leadership in the multi-channel customer service market.”

“Based on the demand the Company is seeing and anticipating for its multi-channel customer service solutions with both new and existing customers and our integrator partners, KANA is reaffirming the guidance given at the end of the second quarter, when it announced that it, expects that total revenues for 2006 will range between $56 million and $58 million. This represents a growth of 30% to 35% percent over 2005 total revenues”.

Company Highlights:

•	KANA’s industry-leading multi-channel customer service solutions continued to gain traction in Q3 with the addition of 6 new clients including Cigna, WorldVision, Amadeus and Martha Stewart Living and expanded business with over 28 existing customers, including Cingular, Best Buy, 02 and MetLife. In particular, KANA experienced strong demand for its agent-assisted and Web self-service solution KANA IQ, which accounted for 61 percent of total orders for the quarter. Additionally, in Q3, the Company had two orders for license plus initial maintenance that were each over $1.0 million. In partnership with IBM, KANA closed the Cigna transaction during the quarter, which represents a multi-year, seven figure license and initial maintenance deal.

•	KANA hosted its 2006 Worldwide User Conference October 22-25 in Boston. The event was well attended by customers, industry analysts and partners; strategic partner IBM was the platinum sponsor for the event. Keynote addresses were given by J.D. Power IV, Mark Greene, VP of IBM Financial Sector solutions, and John Ragsdale, VP of Research at SSPA. Customer satisfaction and the importance of the voice of the customer were main topics on the agenda. Over 120 KANA customers attended this event held at the Boston Park Plaza and Towers.

•	KANA continued to receive significant third-party validation and recognition from industry analysts in the third quarter. In August 2006, the Company was mentioned favorably in Patricia Seybold Group’s quarterly “Cross-Channel, Cross-Lifecycle Customer Service Product and Company Update.” In the report, PSG Sr. VP and Sr. Consultant Mitchell Kramer wrote that “KANA was our 2Q 2006 star with excellent performance across the board,” highlighting the Company’s significant customer growth, substantive product activity and market-leading financial performance.

•	Further validating KANA’s leadership in the multi-channel customer service market, the Company received two coveted industry awards in Q3. KANA Response was named a “Trend-Setting Product of 2006” by KMWorld magazine, marking the second consecutive year the Company’s industry-leading email response management solution was awarded this distinction. In addition, KANA was named the recipient of Frost & Sullivan’s 2006 Product Line Strategy Award for its robust Web self-service solution and integrated multi-channel suite. With the addition of these two awards, KANA has now won a total of eight awards in 2006.

•	Committed to maintaining world class multi-channel customer service solutions, KANA released the KANA Suite 9. KANA Suite 9 expands the depth and breadth of KANA’s multi-channel capabilities with significant upgrades to KANA Response, KANA’s industry-leading email response management application; KANA Response Live, the company’s comprehensive solution for live chat and Web collaboration; KANA Contact Center, its universal agent desktop; and KANA IQ, an award-winning knowledgebase for agent-assisted and Web self-service.

•	KANA has recently made several additions to senior management, including:

-	The hiring of Chief Administrative Officer, Jay Jones. Mr. Jones will be responsible for overseeing KANA’s general counsel’s office, human resources, information technology, facilities, purchasing and order fulfillment, providing the leadership necessary to successfully manage the company’s administrative operations and business processes in compliance with Sarbanes-Oxley guidelines. He has over 20 years of experience in leading software companies’ business operations and prior to KANA held similar positions at Symantec, VERITAS and Oracle.

-	The hiring of Daniel Turano, Vice President of the newly formed Global Financial Services vertical sales team. He will work to build a sales team that is focused specifically on financial services accounts worldwide and will work closely with the IBM financial services team. Mr. Turano has been in the software business for over 25 years and has a broad background in technology and has lead sales and marketing teams at some of the most successful software companies including Oracle and Siebel Systems Corporation.

-	And in September, the rehire of Mr. Christopher Hall, Vice President of Product Strategy. Mr. Hall will have responsibility for product strategy and direction and will also manage the product marketing organization. He spent 7 years at KANA prior to his departure in October of 2005. Mr. Hall has extensive experience in call center and customer service technology and is a noted speaker in this area.

Investor Conference Call Information:

Michael Fields, chief executive officer, and John Thompson, chief financial officer, will host a conference call today at 4:30PM Eastern (1:30 PM Pacific) when they will discuss the Company’s reported financial results and its financial outlook. The live webcast can be accessed by visiting the investor relations section of KANA’s website at www.kana.com.

About KANA

KANA is a world leader in multi-channel customer service. KANA’s integrated solutions allow companies to deliver consistent, managed service across all channels, including email, chat, call centers and Web self-service, so customers have the freedom to choose the service they want, how and when they want it. KANA’s clients report double-digit increases in customer satisfaction, while reducing call volumes by an average of 20%. KANA’s award-winning solutions are proven in more than 600 companies worldwide, including approximately half of the world’s largest 100 companies. For more information visit www.kana.com.

Kana Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenues	$13,103	$10,953	$39,075	$31,706

Costs and expenses:
Cost of license fees	832	597	2,202	2,246
Cost of services	2,539	2,219	7,291	6,594
Amortization of acquired intangible assets	34	34	100	100
Sales and marketing	4,514	4,309	13,823	13,944
Research and development	2,853	2,908	7,795	10,566
General and administrative	2,779	2,247	7,790	8,387
Impairment of internal-use software	—	—	—	6,326
Restructuring costs	—	(189)	(36)	196

Total costs and expenses	13,551	12,125	38,965	48,359

Income (loss) from operations	(448)	(1,172)	110	(16,653)

Interest and other income (expense), net	85	(74)	(826)	(161)
Registration rights penalty	(166)	—	(1,198)	—

Loss before income taxes	(529)	(1,246)	(1,914)	(16,814)
Income tax expense	(53)	(18)	(129)	(134)

Net loss	$(582)	$(1,264)	$(2,043)	$(16,948)

Basic and diluted net loss per share	$(0.02)	$(0.04)	$(0.06)	$(0.57)

Shares used in computing basic and diluted net loss per share	34,570	30,929	34,265	29,813

Employee stock-based compensation included in the expense line items:
Cost of services	$86	$—	$217	$2
Sales and marketing	373	—	1,030	9
Research and development	161	—	569	2
General and administrative	958	2	1,528	25

	$1,578	$2	$3,344	$38

Kana Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2006	December 31, 2005
Assets
Cash and cash equivalents	$4,634	$6,216
Restricted cash	—	5,900
Accounts receivable, net	7,288	6,095
Other current assets	2,372	2,859

Total current assets	14,294	21,070

Restricted cash, long-term	1,063	1,063
Property and equipment, net	1,331	1,846
Goodwill	8,623	8,623
Acquired intangible assets, net	48	148
Other assets	3,029	2,956

Total Assets	$28,388	$35,706

Liabilities and Stockholders’ Deficit
Line of credit	$—	$7,400
Notes payable, current portion	149	—
Accounts payable	2,821	5,057
Accrued liabilities	7,002	8,706
Accrued restructuring	1,992	2,727
Deferred revenue	15,637	14,529
Warrant liability	—	1,090

Total current liabilities	27,601	39,509
Deferred revenue, long-term	570	506
Accrued restructuring, long-term	3,802	4,825
Other long-term liabilities	937	660

Total liabilities	32,910	45,500

Total stockholders’ deficit	(4,522)	(9,794)

Total Liabilities and Stockholders’ Deficit	$28,388	$35,706

Non-GAAP Financial Measures

To help understand KANA’s past financial performance and future results, KANA has supplemented its financial results that it provides in accordance with accounting principles generally accepted in the United States, or GAAP, with non-GAAP financial measures. The method KANA uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies. KANA’s reference to these non-GAAP financial results should be considered in addition to results that are prepared under current accounting standards but should not be considered as a substitute for, or superior to, the financial results that are presented as consistent with GAAP. KANA’s management uses the supplemental non-GAAP financial measures internally to understand, manage and evaluate KANA’s business and make operating decisions. These non-GAAP financial measures are among one of the factors KANA’s management uses in planning for and forecasting future periods. Reconciliation to the nearest GAAP financial measures of the non-GAAP financial measures is included in this press release.

Kana Software, Inc.

Reconciliation of Non-GAAP Financial Information to GAAP

(in thousands, except per share data)

(unaudited)

Unaudited Supplemental Information

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Reconciliation of GAAP net loss to non-GAAP net income (loss):
Net loss, GAAP	$(582)	$(1,264)	$(2,043)	$(16,948)
Adjustments to measure non-GAAP:
Impairment of internal-use software	—	—	—	6,326
Employee stock-based compensation	1,578	2	3,344	38
Registration rights penalty	166	—	1,198	—
Warrant liability	—	—	774	(66)

Net income (loss), non-GAAP	$1,162	$(1,262)	$3,273	$(10,650)

Net income (loss) per share, non-GAAP
Basic	$0.03	$(0.04)	$0.10	$(0.36)

Diluted	$0.03	$(0.04)	$0.09	$(0.36)

Shares used in per share calculation
Basic	34,570	30,929	34,265	29,813

Diluted	35,804	30,929	34,774	29,813

Cautionary Note Regarding Forward-looking Statements Under the Private Securities Litigation Reform Act of 1995:

Information in this release regarding KANA’s forecasts, projections, expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to KANA as of the date of this release, which may likely change, and we assume no obligation to update any such forward-looking statement. These statements include statements about KANA’s expected 2006 revenues, KANA’s growth, profitability, success and leadership, and customers’ expected benefits and results from KANA applications. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to: competition in our marketplace, including introductions of new products or services, or reductions in prices, by competitors; risks associated with lack of market acceptance of KANA’s products or services; inability to enhance and develop our products and services within budget and on schedule; inability to attract and retain qualified employees, to manage cash and expenditures or to expand sales; inability to manage our business in light of recent personnel reductions; KANA’s history of losses; the effect of potential military action and terrorist activities; and slow economic conditions, particularly as they affect spending by our prospective customers on SRM and similar enterprise software products. These and other factors are risks associated with our business that may affect our operating results and are discussed in KANA’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

NOTE: KANA is a registered trademark of KANA Software, Inc. All other company and product names may be trademarks of their respective owners.

Media Contact:

Marchai Bruchey

KANA

770-751-7258

mbruchey@kana.com

Investor Contacts:

Carolyn Bass/ Zach Barnes

Market Street Partners

415/445-3232

kana@marketstreetpartners.com